Exhibit 10.4

SUBLICENSE AGREEMENT

between

1ST ACCREDITED VENTURE CAPITAL LLLP

and

E-SITE TECHNOLOGIES, INC.

SUBLICENSE AGREEMENT

THIS AGREEMENT (the "Agreement" or "License Agreement") is dated June ____, 2001 between 1st Accredited Venture Capital LLLP, a limited liability limited partnership ("1st Accredited") and E-Site Technologies, Inc., a Colorado corporation ("E-Site").

EXPLANATORY STATEMENT

A. 1st Accredited is the owner of all rights in and to a blanket license ("CyGen Rights") granted by CyGen Technologies, Inc. 32: ("CyGen") as set forth in the statement of Work between 1st Accredited and CyGen (the "Statement of Work") attached hereto as Exhibit A and made a part hereof; and

B. E-Site desires to obtain from 1st Accredited the nonexclusive sublicense to use the CyGen Rights on the terms and conditions set forth herein; and

C. 1st Accredited is willing to grant such sublicense upon the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing Explanatory Statement which is made a substantive part of this Agreement and the promises and the mutual undertakings and covenants hereinafter set forth, and other good and valuable consideration, the parties hereto agree as follows:

1. Sublicense

(a) Grant of Sublicense Rights. 1st Accredited hereby grants to E-Site a nonexclusive sublicense to the CyGen Rights and the right to grant to each of its clients, as further provided herein, the nonexclusive, perpetual, irrevocable, world wide, royalty free, and fully paid up sublicense to use the CyGen technologies that are part of the CyGen Rights and that are utilized in the construction and use of such client's Web site.

(b) Term of License Agreement. The initial term of this License Agreement will be coexistent with the term of the Statement of Work. Either party may terminate this Agreement for any reason upon thirty (30) days written notice to the other party.

(c) 1st Accredited's Obligations During Term. During the term of the above license, 1st Accredited shall have no continuing obligations other than these set forth herein.

2. Consideration and Payments.

For each E-Site Client that the CyGen Rights are used, E-Site will transfer that E-Site Client's Contact Management Data Base ("Data Base") on a nonexclusive basis to 1st Accredited. For each E-Site Client that does not provide its Data Base, 1st Accredited shall receive an additional fee of $20,000 or an amount to be agreed upon between 1st Accredited and E-Site based upon good faith negotiations between the parties. Notwithstanding the foregoing, if no agreement is reached between the parties regarding such additional fee for a particular client that fails to provide its Data Base, E-Site shall not be entitled to use the CyGen Rights for that E-Site Client.

3. Miscellaneous.

(a) Headings. The articles and section headings throughout this Agreement are for convenience and reference only and shall not define, limit or add to the meaning of any provision of this Agreement.

(b) No Oral Change. This Agreement and any provisions hereof may not be waived, changed, modified or discharged orally, but only by an agreement in writing signed by the party against whom enforcement of any such waiver, change, modification or discharge is sought.

(c) Nonwaiver. The failure of any party to insist in any one or more cases upon the performance of any of the provisions, covenants or conditions of this Agreement or to exercise any option herein contained shall not be construed as a waiver or relinquishment for the future of any such provisions, covenants or conditions. No waiver by any party of one breach by another party shall be construed as a waiver with respect to any other subsequent breach.

(d) Time of Essence. Time is of the essence of this Agreement and of each and every provision hereof.

(e) Entire Agreement. This Agreement contains the entire Agreement and understanding between the parties hereto and supersedes all prior negotiations, agreements and understandings.

(f) Choice of Law. This Agreement has been executed by all parties in the State of Colorado and shall be governed by and construed and enforced pursuant with the laws of the State of Colorado (without regard to any conflict of laws or principals). All actions, suits and proceedings arising out of or in connection with this Agreement shall be brought in the courts in the State of Colorado which shall be the exclusive forum thereof. The parties hereby irrevocably submit to the in personam jurisdiction and process of the courts in the State of Colorado.

(g) Counterparts and Facsimile Signatures. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. A facsimile signature shall be deemed an original for all purposes.

(h) Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notices is to be given, or on the third day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed as follows:

1st Accredited: 1st Accredited Venture Capital LLLP

6041 South Syracuse Way, Suite 307

Englewood, CO 80111

Attn: Dennis Lairamore, General Manager

E-Site: E-Site Technologies, Inc.

5957 S. Birch Way

Littleton CO, 80121

Attn: Dennis Lairamore, President

(i) Binding Effect. This Agreement shall inure to and be binding upon the subsidiaries, successors and assigns of each of the parties to this Agreement.

(j) Mutual Cooperation. The parties hereto shall cooperate with each other to achieve the purpose of this Agreement and shall execute such other and further documents and take such other and further actions as may be necessary or convenient to effect the transaction described herein.

(k) Expenses. Each party will pay its own legal, accounting and other out-of-pocket expenses incurred in connection wit this Agreement.

(l) Survival of Representations and Warranties. The representations, warranties, covenants and agreements of the parties set forth in this Agreement or in any instrument, certificate, opinion or other writing provided for in it, shall survive the closing of any transactions herein, and shall remain in full force and effect.

(m) Binding Effect. This Agreement is a binding agreement on all parties and is enforceable by its terms.

In witness whereof, the parties have executed this Agreement on the date indicated above.

1ST ACCREDITED VENTURE CAPITAL LLLP E-SITE TECHNOLOGIES, INC.

By:	By:
Dennis Lairamore, General Manager	Dennis Lairamore, President